                                                                    Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of Epixtar Corp. of our report dated March 17, 2004, which includes an emphasis of a matter paragraph citing reference to
Note 3 to the financial statements, relating to the consolidated financial statements of Epixtar Corp. and subsidiaries for the year ended December 31, 2003, appearing in such Prospectus. We also consent to the reference to us under the headings "Experts" in the Prospectus.


                            RACHLIN COHEN & HOLTZ LLP


Miami, Florida
May 14, 2004

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We consent to the use in this Registration Statement on Form SB-2 of our report dated March 11, 2003 (except for Note 2, which is dated April 5, 2004), relating to the consolidated financial statements of Epixtar Corp. and Subsidiaries (formerly Global Asset Holdings, Incorporated and Subsidiaries) for the year ended December 31, 2002, and to the reference to our firm under the caption "Experts" in the prospectus.

                                               Liebman, Goldberg & Drogin LLP


Garden City, NY
May 14, 2004